Exhibit 10.10

EQUITY GRANT AGREEMENT

DATED AS OF JULY 30, 2015,

BY AND AMONG ARTHUR LEVINE, SENSUS HEALTHCARE, LLC

AND CERTAIN CONTRIBUTING

MEMBERS NAMED THEREIN

July 30, 2015

Arthur Levine

19951 NE 23rd Ave.

Miami, FL 33180

Dear Arthur,

On behalf of the Board of Directors and senior management of Sensus Healthcare LLC (“the Company”), we want to congratulate you in accepting the position of Chief Financial Officer. A key component of your employment package is in the form of company equity. The below members (“the Contributing Members”) agree to reduce their aggregate interest in the Company by 435 units (87 units per Contributing Member) and to increase your aggregate interest by 435 units. Such units shall vest immediately upon a “Liquidity Event”, defined as sale of more than 50% of the outstanding units of the Company or the expiration of a lock-up period following an IPO. Please note that 435 units currently represent approximately 1% of Sensus Healthcare on a fully diluted basis. If you voluntarily leave the Company before a Liquidity Event any unvested units shall be returned to the Contributing Members. If you are terminated without cause, any unvested units shall become vested and in such event, the Company shall purchase from you a sufficient number of units to cover any resulting tax liability on such vesting (the same fair market value per unit shall be used for the determination of the taxable amount and the repurchase of units by the Company). If you are terminated with cause, defined as a criminal conviction of fraud or other criminal conduct in connection with your employment, units shall be returned to the Contributing Members.

Sincerely,

SENSUSHEALTHCARE LLC

Joseph C. Sardano, President and CEO

“Contributing Members”:

/s/ Joseph C. Sardano
1. Joseph C. Sardano

/s/ Stephen Cohen
2. Stephen / Vicki Cohen

/s/ Richard Golin
3. Richard Golin

/s/ Kalman / Michal Fishman
4. Kalman / Michal Fishman

/s/ Stephen Arnold
5. Stephen Arnold

Acknowledged and Agreed:

/s/ Arthur Levine
Arthur Levine